UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018

MGM Growth Properties LLC

(Exact name of registrant as specified in its charter)

Delaware	001-37733	47-5513237
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1980 Festival Plaza Drive, Suite #750, Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip code)

(702) 669-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

MGM Growth Properties LLC (the “Company”) held its annual meeting of shareholders on May 2, 2018 (the “Annual Meeting”), at which shareholders voted on the matters set forth below.

Proposal 1: To elect a Board of Directors

Director	For	Against	Abstain
James J. Murren	103,006,646	29,068,289	57,316
Michael Rietbrock	110,867,614	21,205,959	58,678
Thomas Roberts	110,783,779	21,287,194	61,278
Daniel J. Taylor	104,689,072	27,383,702	59,477
Elisa Gois	103,720,167	28,353,278	58,806
William J. Hornbuckle	103,720,062	28,353,117	59,072
John M. McManus	103,718,937	28,354,247	59,067
Robert Smith	110,860,747	21,207,323	64,181

Broker Non-Votes: 6,002,063 for each of Mr. Murren, Mr. Rietbrock, Mr. Roberts, Mr. Taylor, Ms. Gois, Mr. Hornbuckle, Mr. McManus and Mr. Smith.

Each of the foregoing directors was elected and received the affirmative vote of a majority of the votes cast at the annual meeting at which a quorum was present.

Proposal 2: To ratify the selection of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for the year ending December 31, 2018.

For	Against	Abstain
137,988,474	60,615	85,225

Broker Non-Votes: 0

The foregoing Proposal 2 was approved.

Proposal 3: To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting.

For	Against	Abstain
131,876,733	172,139	83,379

Broker Non-Votes: 6,002,063

The foregoing Proposal 3 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM Growth Properties LLC

Date: May 4, 2018	By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III Title: Secretary